SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 3, 1997


                                    FNB Corp.
             (Exact Name of Registrant as Specified in its Charter)


    North Carolina                  0-13823                      56-1456589
(State or Other Jurisdiction     (Commission File               (IRS Employer
   of Incorporation)                Number)                  Identification No.)


  101 Sunset Avenue,        Asheboro, North Carolina               27203
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     (Address of Principal Executive Offices)                    (Zip Code)


Registrant's Telephone Number, Including Area Code      (910) 626-8300
                                                  -----------------------------


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS

         On June 3, 1997, FNB Corp. (the "Registrant"), First National Bank and Trust Company, a wholly owned subsidiary of the Registrant ("First National") and Home Savings Bank of Siler City, Inc., SSB ("Home Savings") entered into an Agreement and Plan of Reorganization and Merger (the "Agreement"), pursuant to which Home Savings will be acquired by the Registrant by merger of Home Savings with and into First National (the "Merger"). Concurrently with the execution of the Agreement, Home Savings and the Registrant entered into an option agreement whereby Home Savings granted to the Registrant an option to purchase up to 19.9% of the outstanding shares of Home Savings Stock at a purchase price of $12.50 per share, such option to become exercisable upon the occurrence of certain events and conditions (the "Option Agreement"). The Boards of Directors of the Registrant, First National and Home Savings approved the Agreement and the Option Agreement at separate meetings.

         Upon consummation of the Merger, each share of the common stock of Home Savings, par value $1.00 ("Home Savings Stock") issued and outstanding as of the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted, without any action on the part of the holder of such shares (other than the making of an election as described below) into (i) a number of shares of the common stock of FNB, par value $2.50 ("FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock (such number of shares, the "Exchange Ratio"),
(ii) the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock, or (iii) a combination of shares of FNB Stock and the right to receive cash as provided in the Agreement. The Average Closing Price is the Closing Price of FNB Stock over the period of twenty consecutive trading days ending on the trading day that is three trading days prior to the closing date. For this purpose, the Closing Price is the sum of the reported closing bid price on the NASDAQ National Market plus 75% of the spread between the reported closing bid and asked price. The Cash Factor and corresponding Exchange Ratio may be reduced if, during the period commencing on June 3, 1997 and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock. In addition, outstanding options to purchase Home Savings Stock under its existing stock option plans will be converted into rights with respect to FNB Stock on a basis that reflects the Exchange Ratio. Restricted Stock that has been granted to Home Savings' employees under its existing plan will be converted into FNB Stock and the right to receive cash under the terms of the Merger.

         Each shareholder of Home Savings may elect to convert his shares of Home Savings Stock into the right to receive cash, shares of FNB Stock or a combination of the right to receive cash and shares of FNB Stock, subject to certain limitations. Notwithstanding the foregoing, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings

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Stock. Accordingly, it may be necessary for the Registrant to prorate among shareholders the number of shares of FNB Stock to be issued in connection with the Merger. In addition, if, upon conclusion of the Shareholders' Meeting (as defined below), holders in excess of ten percent (10%) of Home Savings Stock have properly exercised applicable rights of dissent and appraisal (as described in the Agreement, "Dissenters' Rights") or have voted their shares of Home Savings Stock against approval of the Agreement at the Shareholders' Meeting, the above-referenced elections will not be honored. In such event, sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, the Registrant or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

         The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, with respect to stock issued therein and a taxable transaction with respect to the cash consideration paid. The Merger will be accounted for as a purchase transaction.

         The Agreement and the Merger will be submitted for approval at a special meeting of the shareholders of Home Savings (the "Shareholders' Meeting"). The approval of the shareholders of the Registrant is not required. Prior to the Shareholders' Meeting, the Registrant will file a registration statement with the Securities and Exchange Commission registering, under the Securities Act of 1933, as amended (the "1933 Act"), the shares of FNB Stock to be issued in exchange for Home Savings Stock or, alternatively, the Registrant may satisfy the requirements of Section 3(a)(10) of the 1933 Act. Such shares of FNB Stock will be offered to the shareholders of Home Savings pursuant to a proxy statement for the Shareholders' Meeting that will also serve as a prospectus if the shares are registered under the 1933 Act.

         Consummation of the Merger is subject to various conditions, including but not limited to: (i) receipt of the approval by the shareholders of Home Savings of the Agreement and the Merger; (ii) a registration statement covering the shares of FNB Stock to be issued in connection with the Merger shall have been declared effective by the SEC or an application for an exemption pursuant to Section 3(a)(10) of the 1933 Act shall have been finally approved; (iii) receipt of all necessary state securities or "Blue Sky" permits or other authorizations or confirmations as to the availability of exemptions from such Blue Sky registration requirements; (iv) receipt of all regulatory approvals required in connection with the transactions contemplated by the Agreement; (v) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (vi) all requirements for the shares of FNB Stock to be issued in connection with the Merger to be listed on the NASDAQ National Market as of

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the Effective Time shall have been satisfied; (vii) the representations and warranties of the respective parties shall be true and accurate under the standards set forth in the Agreement; (vii) the Registrant and Home Savings shall have received as of the date of consummation of the Merger a written opinion from counsel for the other; (viii) Home Savings shall have received from its financial advisor an opinion to the effect that the terms of the Merger are fair, from a financial point of view, to Home Savings and its shareholders; (ix) shareholders of Home Savings holding not more than ten percent (10%) of the outstanding shares of Home Savings Stock shall not have exercised Dissenters' Rights or voted against approval of the Agreement at the Shareholders' Meeting, unless such condition is waived by the Registrant; and (x) certain other conditions.

         The Agreement may be terminated by the parties in certain circumstances, including (i) mutual agreement of the Registrant and Home Savings, (ii) a material violation of or failure to fully perform any obligation, covenant or agreement contained in the Agreement, (iii) a materially false or misleading representation or warranty of the other party, which inaccuracy would provide the nonbreaching party ability to refuse to consummate the Merger under the applicable standard set forth in the Agreement, (iv) if any of the conditions to the obligations of the Registrant or Home Savings shall not have been satisfied or effectively waived in writing by the Registrant or Home Savings (whichever is appropriate) by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of the other party to satisfy any of its obligations, covenants or agreements), (v) if, the shareholders of Home Savings do not ratify and approve the Agreement and approve the Plan of Merger at the Shareholders' Meeting and (vi) if the Merger shall not have become effective on or before April 30, 1998 unless such date is extended as evidenced by the written mutual agreement of FNB, First National and Home Savings; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties, the date by which the Merger must be effective shall be extended by mutual agreement for up to an additional 60 days. In addition, FNB may terminate the Agreement if the Average Closing Price of FNB Stock for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled date of consummation of the Merger is less than $27.00 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof), and Home Savings may terminate the Agreement if the Average Closing Price of FNB Stock for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled date of consummation of the Merger is more than $36.50 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof).

         For additional information regarding the Agreement and the Option Agreement, reference is made to the copies of those documents which are incorporated herein by reference and included as exhibits hereto. The foregoing discussion is qualified in its entirety by reference to such documents.



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ITEM 7.  EXHIBITS

         (c)  Exhibits.

                  The exhibits to this Form 8-K are listed in the accompanying Index to Exhibits.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            FNB CORP.
                                            (Registrant)



Date: June 10, 1997                          By:   /s/ Jerry A. Little
                                                   Jerry A. Little
                                                   Secretary and Treasurer




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                                INDEX TO EXHIBITS

         The following exhibits are filed as part of this report:

EXHIBIT NO.  DESCRIPTION

2(a) Agreement and Plan of Reorganization and Merger by and among Home Savings Bank of Siler City, Inc., SSB, FNB Corp. and First National Bank and Trust Company dated June 3, 1997.

2(b) Stock Option Agreement issued by Home Savings Bank of Siler City, Inc., SSB to FNB Corp. dated June 3, 1997.

99           Text of Joint Press Release dated June 3, 1997, issued by FNB Corp.
             And Home Savings Bank of Siler City, Inc., SSB.

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